Exhibit 10.3

ZYNGA INC.

RESTRICTED STOCK UNIT GRANT NOTICE

2011 EQUITY INCENTIVE PLAN

Zynga Inc. (the “Company”) hereby awards to Participant the number of restricted stock units (“RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the 2011 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (including any country-specific terms for Participants located outside the United States set forth in Appendix A, the “Award Agreement” or the “Agreement”), all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:

Vesting Schedule:	The Award vests as to 25% of the RSUs (rounded down to the nearest whole RSU) one year after the vesting commencement date specified above (the “Vesting Commencement Date”), with the balance vesting as to 1/16th of the RSUs (rounded down to the nearest whole RSU, except for the last vesting installment) every three months thereafter, subject to Participant’s Continuous Service with the Company through each such vesting date. Each installment of RSUs that vests hereunder is a “separate payment” for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2).

Issuance Schedule:	Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each RSU which vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement, the Plan and the stock plan prospectus for this Plan. As of the date of grant specified above (the “Date of Grant”), this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of (i) any terms intended to govern the Award that may be set forth in a written employment agreement or offer letter agreement entered into between the Company or an Affiliate, as applicable, and Participant, (ii) the Company’s Change in Control Severance Benefit Plan, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

ZYNGA INC.		PARTICIPANT:

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS:     Agreement, Plan

ZYNGA INC.

2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (including any country-specific terms if you are located outside the United States set forth in Appendix A, the “Award Agreement” or the “Agreement”), Zynga Inc. (the “Company”) has awarded you a Restricted Stock Unit award (the “Award”) under its 2011 Equity Incentive Plan (the “Plan”) for the number of restricted stock units (“Restricted Stock Units”) indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

The details of your Award, in addition to those set forth in the Grant Notice, Appendix A and the Plan, are as follows.

1. GRANT OF THE AWARD. This Award represents your right to be issued on a future date one share of the Company’s Common Stock for each Restricted Stock Unit that vests.

2. VESTING. Your Restricted Stock Units will vest as provided in the Grant Notice. Vesting will cease upon the termination of your Continuous Service as further provided in Section 16(j) below. Any Restricted Stock Units that have not yet vested will be forfeited on the termination of your Continuous Service as further provided in Section 16(j) below.

3. NUMBER OF RESTRICTED STOCK UNITS & SHARES OF COMMON STOCK.

(a) The Restricted Stock Units subject to your Award will be adjusted for Capitalization Adjustments, as provided in the Plan.

(b) Any additional Restricted Stock Units and any shares, cash or other property that become subject to the Award pursuant to this Section 3 will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award.

(c) No fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.

4. SECURITIES LAW COMPLIANCE. You will not be issued any Common Stock underlying the Restricted Stock Units or other shares with respect to your Restricted Stock Units unless either (i) the shares are registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations

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governing the Award, and you will not receive shares underlying your Restricted Stock Units if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. TRANSFERABILITY. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of any portion of the Restricted Stock Units or the shares in respect of your Restricted Stock Units. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units.

(a) Death. Your Restricted Stock Units are not transferable other than by will and by the laws of descent and distribution. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock or other consideration to which you were entitled at the time of your death pursuant to this Agreement. In the absence of such a designation, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, such Common Stock or other consideration.

(b) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration under your Restricted Stock Units, pursuant to the terms of a domestic relations order or official marital settlement agreement that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss with the Company’s General Counsel the proposed terms of any such transfer prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. The Company is not obligated to allow you to transfer your Award in connection with your domestic relations order or marital settlement agreement.

6. DATE OF ISSUANCE.

(a) The issuance of shares in respect of the Restricted Stock Units is intended to comply with U.S. Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

(b) Subject to the satisfaction of the withholding obligations set forth in Section 10 of this Award Agreement, in the event one or more Restricted Stock Units vests, the Company will issue to you, on the applicable vesting date, one share of Common Stock for each Restricted Stock Unit that vests and such issuance date is referred to as the “Original Issuance Date.” If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day.

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(c) However, if (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established Company-approved 10b5-1 trading plan), and (ii) the Company elects, prior to the Original Issuance Date, (1) not to satisfy the Withholding Taxes described in Section 10 by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, (2) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 10 of this Award Agreement (including but not limited to a commitment under a previously established Company-approved 10b5-1 trading plan) and (3) not to permit you to pay your Withholding Taxes in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulation Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulation Section 1.409A-1(d).

7. DIVIDENDS. You will receive no benefit or adjustment to your Restricted Stock Units with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a Capitalization Adjustment.

8. RESTRICTIVE LEGENDS. The Common Stock issued with respect to your Restricted Stock Units will be endorsed with appropriate legends determined by the Company.

9. AWARD NOT A SERVICE CONTRACT. Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your Restricted Stock Units or the issuance of the shares subject to your Restricted Stock Units), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you without regard to any future vesting opportunity that you may have.

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10. WITHHOLDING OBLIGATIONS.

(a) You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Withholding Taxes”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Restricted Stock Unit, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Unit, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends. Further, if you are subject to Withholding Taxes in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction.

(b) On each relevant taxable or tax withholding event, as applicable, you agree to make adequate provision for any Withholding Taxes. Specifically, the Company or the Employer may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or the Employer; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or the Employer; or (iv) subject to the approval of the Committee in a manner that complies with applicable laws and regulations, withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Restricted Stock Units with a Fair Market Value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes. For clarity, the Committee may choose not to approve withholding of shares if, among other things, there is no statutory minimum tax withholding rate, or the withholding of shares would otherwise be reasonably likely to result in liability accounting.

(c) Depending on the withholding method, the Company may withhold or account for Withholding Taxes by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Withholding Taxes is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Withholding Taxes.

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(d) Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock.

(e) In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

11. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of vested Restricted Stock Units, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12. OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

13. NOTICES. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting

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your Award, and fully understand all provisions of your Award. You further acknowledge that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15. DATA PRIVACY.

(a) You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(b) You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(c) You understand that Data will be transferred to Morgan Stanley Smith Barney, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorizes the Company, Morgan Stanley Smith Barney and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to

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Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

16. NATURE OF GRANT. In accepting the grant, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Restricted Stock Unit is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(c) all decisions with respect to future Restricted Stock Unit or other grants, if any, will be at the sole discretion of the Company;

(d) the Restricted Stock Unit grant and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer or any Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate your employment or service relationship (if any);

(e) you are voluntarily participating in the Plan;

(f) the Restricted Stock Unit and the shares of Common Stock subject to the Restricted Stock Unit are not intended to replace any pension rights or compensation;

(g) the Restricted Stock Unit and the shares of Common Stock subject to the Restricted Stock Unit, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

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(i) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Unit resulting from termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Restricted Stock Unit to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any of its Affiliates or the Employer, waive your ability, if any, to bring any such claim, and release the Company, its Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j) in the event of termination of your Continuous Service (for any reason whatsoever, whether or not later to be found invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, your right to vest in the Restricted Stock Unit under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Board or the chief executive officer shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Restricted Stock Unit grant;

(k) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Unit and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Unit or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(l) the following provisions apply only if you are providing services outside the United States:

(i) the Restricted Stock Unit and the shares of Common Stock subject to the Restricted Stock Unit are not part of normal or expected compensation or salary for any purpose;

(ii) you acknowledge and agree that neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Restricted Stock Unit or of any amounts due to you pursuant to the settlement of the Restricted Stock Unit or the subsequent sale of any shares of Common Stock acquired upon settlement.

17. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be

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promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

18. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19. WAIVER. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

20. GOVERNING LAW AND VENUE. The Restricted Stock Unit grant and the provisions of this Restricted Stock Unit Agreement are governed by, and subject to, the laws of the State of California, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

21. LANGUAGE. If you has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

23. AMENDMENT. Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company. The Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

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24. COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in U.S. Treasury Regulation Section 1.409A-1(b)(4). However, if this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is a “separate payment” for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2).

25. NO OBLIGATION TO MINIMIZE TAXES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

26. APPENDIX. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in Appendix A to this Award Agreement for your country. Moreover, if you relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Award Agreement.

27. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock Unit and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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This Agreement will be deemed to be signed by you upon the signing by you of the Grant Notice to which it is attached.

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APPENDIX A

ZYNGA INC.

2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS

This Appendix A includes additional terms and conditions that govern the Restricted Stock Units if you reside in one of the countries listed below. These terms and conditions are in addition to, or if so indicated, in place of, the terms and conditions in the Award Agreement. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, the Award Agreement and the Grant Notice.

NOTIFICATIONS

This Appendix A also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out- of-date when the Restricted Stock Units vest and/or you sell any shares of Common Stock acquired under the Plan.

In addition, the information contained herein is general in nature, does not address all laws that may apply to the Restricted Stock Units, and may not apply to your particular situation. As a result, the Company is not in a position to assure you of any particular result. Accordingly, you are strongly advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

If you are a citizen or resident of a country other than the one in which you are currently working, transfer employment and/or residency after the Restricted Stock Unit is granted, or are considered a resident of another country for local law purposes, the notifications contained in this Appendix A may not be applicable to you in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you.

CANADA

TERMS AND CONDITIONS

Settlement. Notwithstanding any provision to the contrary in the Grant Notice or the Award Agreement and any discretion contained in Section 6(b) of the Plan, the grant of Restricted Stock Units does not provide any right for you to receive a cash payment and the Award is payable in shares of Common Stock only.

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The following provisions will apply to Participants who are residents of Québec:

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. This provision supplements Section 15 of the Award Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, its Affiliates and the administrator of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company and any Affiliate to record such information and to keep such information in your file.

CHINA

TERMS AND CONDITIONS

The following terms apply only to citizens of the People’s Republic of China (“PRC”):

Settlement. Notwithstanding Section 6 of the Award Agreement, the issuance of shares will not occur until such time as the Company has received all necessary exchange control and other approvals from the State Administration of Foreign Exchange or its local counterpart (“SAFE”) under applicable exchange control rules for Restricted Stock Units granted under the Plan. The Company shall issue the shares as soon as reasonably practicable following receipt of SAFE approval.

Sale Restriction. Notwithstanding anything to the contrary in the Award Agreement, in order to facilitate compliance with exchange control laws in China, you agree that any shares of Common Stock acquired at vesting of the Restricted Stock Units may be immediately sold at vesting or, at the Company’s discretion or as required under the conditions of any necessary SAFE approval, at a later time. You further agree that the Company is authorized to instruct its FINRA Dealer to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize such FINRA Dealer to complete the sale of such shares. You also agree to sign any agreements, forms and /or consents that may be reasonably requested by the Company (or the Company’s FINRA Dealer) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when

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or whether the sales occur. You acknowledge that the Company’s FINRA Dealer is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to you in accordance with applicable exchange control laws and regulations and provided any liability for Withholding Taxes resulting from the vesting of the Restricted Stock Units has been satisfied. Due to fluctuations in the share price and/or the U.S. dollar exchange rate between the vesting date and (if later) the date on which the shares of Common Stock are sold, the sale proceeds may be more or less than the Fair Market Value of the shares of Common Stock on the vesting date (which is the amount relevant to determining your tax liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the share price and/or U.S. dollar exchange rate.

Exchange Control Restrictions. You understand and agree that, due to exchange control laws in China, you will be required to immediately repatriate to China the cash proceeds from the sale of any shares of Common Stock acquired at vesting of the Restricted Stock Units and any dividends received in relation to the shares of Common Stock. You further understand that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or an Affiliate, and you hereby consent and agree that the proceeds from the sale of shares of Common Stock acquired under the Plan and any dividends received in relation to the shares of Common Stock may be transferred to such special account prior to being delivered to you. The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. In the event the proceeds are paid to you in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, you agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold or dividends are paid and the time the proceeds are distributed to you through any such special account. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

GERMANY

There are no country-specific provisions as of the date that this Award Agreement was originally approved for use by the Company.

INDIA

NOTIFICATIONS

Exchange Control Information. You must immediately repatriate all proceeds received from the sale of shares of Common Stock or the receipt of any dividends to India. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

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IRELAND

NOTIFICATIONS

Director Notification Requirement. If you are a director, shadow director1 or secretary of an Irish Affiliate of the Company, pursuant to Section 53 of the Irish Company Act 1990, you must notify the Irish Affiliate of the Company in writing within five (5) business days of receiving or disposing of an interest in the Company (e.g., a Restricted Stock Unit, shares of Common Stock, etc.), or within five (5) business days of becoming aware of the event giving rise to the notification requirement, or within five (5) business days of becoming a director, shadow director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or minor child, whose interests will be attributed to the director, shadow director or secretary.

JAPAN

There are no country-specific provisions as of the date that this Award Agreement was originally approved for use by the Company.

LUXEMBOURG

There are no country-specific provisions as of the date that this Award Agreement was originally approved for use by the Company.

UNITED KINGDOM

TERMS AND CONDITIONS

Settlement. Notwithstanding any provision to the contrary in the Grant Notice or the Award Agreement and any discretion contained in Section 6(b) of the Plan, the grant of Restricted Stock Units does not provide any right for you to receive a cash payment and the Award is payable in shares of Common Stock only.

Withholding Obligations. In Section 10 of the Award Agreement, reference to “Withholding Taxes” shall include any income tax in respect of PAYE income (as provided for in Part 11 of the Income Tax (Earning and Pensions) Act 2003) and any primary class 1 national insurance contributions (employee’s national insurance contributions) but shall exclude any secondary class 1 national insurance contributions (employer’s national insurance contributions).

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A shadow director is an individual who is not on the board of directors of the Irish Affiliate but who has sufficient control such that the board of directors of the Irish Affiliate acts in accordance with the directions or instructions of the individual.

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In addition, the following language supplements the language in Section 10 of the Award Agreement:

If payment or withholding of any income tax due is not made within 90 days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall (assuming you are not a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current HM Revenue and Customs (“HMRC”) Official Rate, it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 10 of the Award Agreement. If you are a director or executive officer and income tax is not collected from or paid by you by the Due Date, the amount of any uncollected income tax will constitute a benefit to you on which additional income tax and national insurance contributions will be payable. You will be responsible for reporting any income tax and national insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

You agree with the Company and the Employer that you shall bear or reimburse the cost of any secondary class 1 national insurance contributions (employer’s national insurance contributions) that the Company and/or the Employer (as the case may be) is required to account for to the UK tax authority in respect of any gain (calculated under section 479 of the Income Tax (Earnings and Pensions) Act 2003) arising on the delivery of any shares of Common Stock in settlement of any vested Restricted Stock Units. In this regard, you agree that the cost of any such secondary class 1 national insurance contributions shall be dealt with pursuant to the process set out in the second paragraph of Section 10 of the Award Agreement.

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